ALPS DISTRIBUTORS, INC.

1290 Broadway, Suite 1100

Denver, CO 80203

April 16, 2018

AQR Capital Management, LLC

Two Greenwich Plaza

Greenwich, CT 06830

RE:     Distribution Services and Advertising and Sales Material Review

Dear Distribution Client:

AQR Funds (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and organized as a statutory trust. The Trust currently consists of the investment portfolios (the “Portfolios”) set forth on Exhibit A, attached hereto and incorporated herein by reference. ALPS Distributors, Inc. (“ALPS”) is the principal underwriter (as such term is defined in the 1940 Act) of the offering of shares of the Portfolios and the exclusive agent for the continuous distribution of shares of the Trust pursuant to the terms of a Distribution Agreement between ALPS and the Trust (the “Distribution Agreement”). AQR Capital Management, LLC (the “Adviser”) serves as the investment adviser of each Portfolio pursuant to the terms of a Third Amended and Restated Investment Management Agreement, dated January 29, 2017, as amended, or Investment Management Agreement II, dated November 13, 2015, as amended, each between the Adviser and the Trust, as applicable. In consideration of the services provided by ALPS pursuant to the Distribution Agreement, and pursuant to the terms set forth herein, the Adviser, and the Trust with respect to certain services and subject to certain limitations as noted in this Letter Agreement, desires to pay ALPS a fee as set forth in this Letter Agreement, which is being restated from the previous version of this Letter Agreement dated February 11, 2016.

1.

All individuals employed by the Adviser and designated by ALPS, in consultation with the Adviser, to perform, with respect to the Portfolios, in a capacity requiring licensing with the Financial Industry Regulatory Authority (“FINRA”) (each, an “ADI Licensee”) must register with FINRA or transfer their registration from a previous employer to ALPS. ALPS shall sponsor such individuals for FINRA licensing for so long as the Distribution Agreement remains in effect.

2.

As a FINRA member, ALPS is responsible for reviewing and filing any sales literature or advertising material (including material disseminated through radio, television, Web site, Internet or other electronic media) concerning the Trust or the Portfolios (“Marketing Material”) with FINRA to the extent required by the Securities Exchange Act of 1934, as amended, and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. The Adviser shall be responsible for submitting any Marketing Material to ALPS for review and approval, which approval must be given in writing prior to first use of the Marketing Material. The Adviser is responsible for ensuring that all Marketing Material is submitted to ALPS in a reasonable amount of time prior to the deadline for ALPS to file, if applicable, such Marketing Material with FINRA.

3.

The Adviser shall pay ALPS an annual base fee of $12,500 per Portfolio, and ALPS will invoice the Adviser monthly at a rate of one-twelfth of the annual fee. Such fee will be pro-rated for any partial month. In addition, the Adviser shall pay ALPS an annual fee of $1,000 per additional share class over three (3). The Adviser is also responsible for all expedited review fees and reasonable out-of-pocket expenses incurred by ALPS in connection with (a) FINRA registration and licensing of the ADI Licensees, including but not limited to, costs for study materials, classes, opening test-taking windows, exams, state registration, fulfillment of the regulatory element, fulfillment of the firm element, the annual compliance meeting and on-site examinations/supervisory reviews of the offices of those ADI Licensees registered with FINRA; (b) reasonable travel expenses to Board meetings; and (c) FINRA advertising/filing fees relating to the submission of Marketing Materials. ALPS will seek advance approval from AQR before incurring any out-of-pocket expenses that are out of the ordinary course of business.

For those fees currently paid to ALPS by the Adviser, ALPS shall be permitted to utilize unencumbered 12b-1 monies as payment for those services performed by ALPS in accordance with Section 2 of this Letter Agreement (the “Marketing Support Services”). However, notwithstanding the foregoing, any unencumbered 12b-1 monies paid to ADI may only be used as payment for the Marketing Support Services provided by ALPS to the Class N Shares of the Portfolios and shall not exceed one-third of the aggregate ALPS’ fees. All other remaining balances owed to ALPS under this Letter Agreement shall remain the responsibility of the Adviser.

4.	The term of this Letter Agreement will commence on the date first set forth above and will remain in effect until termination of the Distribution Agreement.

5.

In the absence of willful misfeasance, bad faith, negligence or reckless disregard by ALPS in the performance of its duties, obligations or responsibilities set forth in this Letter Agreement, ALPS and its affiliates, including their respective officers, directors, agents and employees, shall not be liable for, and the Adviser agrees to indemnify, defend and hold harmless such persons from, all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising from the Adviser’s failure to comply with its obligations under this Letter Agreement.

6.	No change, modification or waiver of any term of this Letter Agreement shall be valid unless it is in writing and signed by both ALPS and the Adviser.

7.	This Letter Agreement may not be assigned by either party without the prior written approval of the other party.

8.	This Letter Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Colorado.

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If the foregoing is acceptable to you, please have an authorized officer execute this Letter Agreement below where indicated and return the same to the undersigned.

Very truly yours,

ALPS DISTRIBUTORS, INC.

/s/ Steven B. Price

Steven B. Price
Senior Vice President and Director of Distribution Services

The undersigned agrees to the above terms and conditions:

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Brendan R. Kalb

Name: Brendan R. Kalb
Title: General Counsel

AQR FUNDS

By:	/s/ Nicole DonVito

Name: Nicole DonVito
Title: Vice President and Chief Legal Officer

EXHIBIT A

LIST OF PORTFOLIOS

FUND	CLASSES OFFERED

AQR Large Cap Momentum Style Fund
Class I
Class N
Class R6
AQR Small Cap Momentum Style Fund
Class I
Class N
Class R6
AQR International Momentum Style Fund
Class I
Class N
Class R6
AQR Global Equity Fund
Class N
Class I
Class Y
Class R6
AQR International Equity Fund
Class N
Class I
Class Y
Class R6
AQR International Small Cap Fund
Class N
Class I
Class Y
AQR Emerging Markets Fund
Class N
Class I
Class Y
AQR Equity Plus Fund
Class N
Class I
AQR Small Cap Core Fund
Class N
Class I
AQR Small Cap Growth Fund
Class N
Class I
AQR Diversified Arbitrage Fund
Class N
Class I

Class R6
AQR Managed Futures Strategy Fund
Class N
Class I
Class R6
AQR Risk Parity Fund
Class N
Class I
Class R6
AQR Multi-Strategy Alternative Fund
Class N
Class I
Class R6
AQR TM Large Cap Momentum Style Fund
Class I
Class N
Class R6
AQR TM Small Cap Momentum Style Fund
Class I
Class N
Class R6
AQR TM International Momentum Style Fund
Class I
Class N
Class R6
AQR Large Cap Defensive Style Fund
Class N
Class I
Class R6
AQR International Defensive Style Fund
Class N
Class I
Class R6
AQR Emerging Defensive Style Fund
Class N
Class I
Class R6
AQR Risk-Balanced Commodities Strategy Fund
Class N
Class I
Class R6
AQR Risk-Balanced Commodities Strategy LV Fund
Class N
Class I
AQR Risk Parity II MV Fund
Class N
Class I
Class Y

Class R6
AQR Risk Parity II HV Fund
Class N
Class I
Class Y
Class R6
AQR Large Cap Multi-Style Fund
Class N
Class I
Class R6
AQR Small Cap Multi-Style Fund
Class N
Class I
Class R6
AQR International Multi-Style Fund
Class N
Class I
Class R6
AQR Long-Short Equity Fund
Class N
Class I
Class R6
AQR Managed Futures Strategy HV Fund
Class N
Class I
Class R6
AQR Style Premia Alternative Fund
Class N
Class I
Class R6
AQR Global Macro Fund
Class N
Class I
Class R6
AQR Emerging Multi-Style Fund
Class I
Class N
Class R6
AQR Emerging Momentum Style Fund
Class I
Class N
Class R6
AQR Equity Market Neutral Fund
Class I
Class N
Class R6
AQR Style Premia Alternative LV Fund
Class I

Class N
Class R6
AQR TM Large Cap Multi-Style Fund
Class I
Class N
Class R6
AQR TM Small Cap Multi-Style Fund
Class I
Class N
Class R6
AQR TM International Multi-Style Fund
Class I
Class N
Class R6
AQR TM Emerging Multi-Style Fund
Class I
Class N
Class R6
AQR Style Premia Alternative II Fund
Class N
Class I
Class R6
AQR Large Cap Relaxed Constraint Equity Fund
Class N
Class I
Class R6
AQR Small Cap Relaxed Constraint Equity Fund
Class N
Class I
Class R6
AQR International Relaxed Constraint Equity Fund
Class N
Class I
Class R6
AQR Emerging Relaxed Constraint Equity Fund
Class N
Class I
Class R6
AQR Alternative Risk Premia Fund
Class I
Class N
Class R6
AQR Core Plus Bond Fund
Class N
Class I
Class R6
AQR High Yield Bond Fund
Class I
Class N
Class R6